Exhibit 5.1

Travelzoo
590 Madison Avenue, 35th Floor
New York, NY 10022

RE:	Travelzoo - Form S-3 Registration

Ladies and Gentlemen:

I have acted as General Counsel for Travelzoo, a Delaware corporation (the “Company”), in connection with the Company's preparation of a Registration Statement on Form S-3 (the “Registration Statement”), filed by the Company with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Act”), relating to the resale of an aggregate of 3,410,000 shares (the “Shares”) of common stock of the Company, par value $.01 per share (the “Common Stock”), previously issued to certain stockholders of the Company (the “Selling Stockholder”).  The Shares are being registered in order to satisfy certain registration rights granted to the Selling Stockholder pursuant to a Stock Purchase Agreement, entered into on November 25, 2022 (the “Stock Purchase Agreement”), between the Company and the Selling Stockholder.

In connection herewith, I have examined the Registration Statement, the Stock Purchase Agreement and such corporate proceedings, documents, records and matters of law as I have deemed necessary to enable me to render this opinion.  For purposes of this opinion, I have assumed the authenticity of all documents submitted to me as originals, the conformity to the originals of all documents submitted to me as copies and the authenticity of the originals of all documents submitted to me as copies. I have also assumed the legal capacity of all natural persons, the genuineness of the signatures of persons signing all documents in connection with which this opinion is rendered, the authority of such persons signing on behalf of the parties thereto other than the Company, the due authorization, execution and delivery of all documents by the parties thereto other than the Company, and the truth, accuracy and completeness of the information, representations and warranties contained in the records, documents, instruments and certificates we have reviewed. As to any facts material to the opinions expressed herein, I have relied upon the statements and representations of officers and other representatives of the Company and others.

The opinion expressed below is subject to the qualifications that I express no opinion as to the applicability of, compliance with, or effect of any laws except the internal laws of the State of New York, the General Corporation Law of the State of Delaware and the federal law of the United States of America.

Based upon the foregoing and in reliance thereon, and subject to the assumptions, comments, qualifications, limitations and exceptions set forth herein, I am of the opinion that the Shares are validly issued, fully paid and non-assessable shares of Common Stock.

The opinion set forth herein is made as of the date hereof and is subject to, and may be limited by, fut6ure changes in the factual matters set forth herein, and I undertake no duty to advise you of the same. The opinion expressed herein is based upon the law in effect (and published or otherwise generally available) on the date hereof, and I assume no obligation to revise or supplement this opinion should such law be changed by legislative action, judicial decision or otherwise. In rendering my opinion, I have not considered, and hereby disclaim any opinion as to, the application or impact of any laws, cases, decisions, rules or regulations of any other jurisdiction, court or administrative agency.

I do not give any opinions except as set forth above. I hereby consent to the filing of this opinion letter as Exhibit 5.1 to the Registration Statement and to the reference to this opinion in the prospectus filed as part of the Registration Statement under the caption “Legal Matters.” I also consent to your filing copies of this opinion letter as an exhibit to the Registration Statement with agencies of such states as you deem necessary in the course of complying with the laws of such states regarding the offering and sale of the Shares. In giving such consent, I do not admit that I am within the category of persons whose consent is required under Section 7 of the Act or the rules and regulations promulgated thereunder.

Very truly yours,

/s/ Christina Sindoni Ciocca
General Counsel and Head of Global Functions
February 3, 2023